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                                                                    Exhibit 5

                      HILL & BARLOW, A PROFESSIONAL CORPORATION
                               ONE INTERNATIONAL PLACE
                             BOSTON, MASSACHUSETTS  02110
                                    (617) 428-3000

                                            June 11, 1997

United Asset Management Corporation
One International Place
Boston, Massachusetts  02110

Gentlemen:

    We have acted as counsel for United Asset Management Corporation, a Delaware corporation (the "Company"), with respect to a proposed offering (the "Offering") of (i) a maximum of 5,500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to eligible employees and directors of, and non-employees providing important services to, the Company pursuant to the United Asset Management Corporation Amended and Restated 1994 Stock Option Plan (the "Plan"), which was adopted by the Board of Directors of the Company on January 20, 1997 and ratified by the stockholders and the Board of Directors of the Company on May 15, 1997. We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering.

    We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Plan, as we have considered relevant and necessary for the opinions hereinafter set forth.

    Based on the foregoing, we express the following opinions:

    1. The Common Stock has been duly authorized and reserved for issuance by all necessary corporate action of the Company.

    2.  The Plan has been duly adopted by the Company.

    3. The Common Stock, upon issuance and delivery against payment as provided in the Plan, will be validly issued, fully paid and non-assessable.


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United Asset Management Corporation
Page Two
June 11, 1997



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL" in the Registration Statement.

                             Very truly yours,

                             HILL & BARLOW,
                             A Professional Corporation


                             By:  /s/ Andrea M. Teichman
                                  ----------------------
                                  Andrea M. Teichman, a
                                  member of the firm


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